Exhibit 10.1

TWENTY-SIXTH AMENDMENT

TO

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CORPORATE OFFICE PROPERTIES, L.P.

This Twenty-Sixth Amendment (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement Of Corporate Office Properties, L.P., a Delaware limited partnership (the Partnership), is made and entered into as of March 4, 2010, by the undersigned.

Recitals

A.           The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999, as amended to the date hereof (as amended, the “Partnership Agreement”).

B.            The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.            Pursuant to Section 11.1, the General Partner desires to amend the Partnership Agreement to (i) eliminate certain timing requirements respect to (A) the Redemption Rights (as defined in the Partnership Agreement) and (B) Transfers (as defined in the Partnership Agreement) and (ii) reflect the admission, substitution, termination and/or withdrawal of various limited partners in accordance with the terms of the Partnership Agreement.

NOW THEREFORE, the General Partner, intending to be legally bound, hereby amends the Partnership Agreement as follows, effective as of the date first set forth above.

1.            Section 1.1 of the Partnership Agreement is amended by deleting the definition of “Redemption Period.”

2.            Section 2.3 of the Partnership Agreement is amended and restated in order to change the place of business of the Partnership, as follows:

“SECTION 2.3 PLACE OF BUSINESS; REGISTERED OFFICE; REGISTERED AGENT.  The principal office of the Partnership is located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046, which office may be changed to such other place as the General Partner may from time to time designate. The Partnership may establish offices for the Partnership within or without the State of Delaware as may be determined by the General Partner. The address of the Partnership’s initial registered office and the initial registered agent for the Partnership in the State of Delaware is The Corporation Trust Company, whose address is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Partnership’s registered office and agent may be changed by the General Partner.”

3.            Section 8.6 of the Partnership Agreement is amended and restated in order to change the heading and to delete the initial sentence thereof, as follows:

“SECTION 8.6 EFFECT OF TRANSFERS.  Upon any Transfer of a Partnership Interest in accordance with this Article VIII or redemption of a Partnership Interest in accordance with Article IX, the Partnership shall allocate all items of Profit and Loss between the assignor and the transferee in accordance with Section 5.2(F)(2) hereof. The assignor shall have the right to receive all distributions as to which the Record Date precedes the date of Transfer and the transferee shall have the right to receive all distributions thereafter.”

4.            Section 9.1(A) of the Partnership Agreement is amended and restated in order to delete the sole use of the term “Redemption Period,” as follows:

“(A) Subject to compliance with (v) the Act, (w) the terms and conditions of the REIT Charter, (x) all requirements under the Code applicable to real estate investment trusts, (y) Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or any other law as in effect from time to time and (z) any applicable rule or policy of any stock exchange or self-regulatory organization (a “Redemption Restriction”), except if prohibited by other contractual obligations, each Redeeming Party shall have the right to redeem its Partnership Units by providing the General Partner with a Redemption Notice. A Limited Partner may invoke its rights under this Article IX with respect to one or more Partnership Units or all of the Partnership Units held by such Limited Partner. Upon the General Partner’s receipt of a Redemption Notice from a Redeeming Party, the Partnership shall be obligated (subject to the existence of any Redemption Restriction) to redeem the Partnership Units from such Redeeming Party (the “Redemption Obligation”).”

5.            Exhibit 1, Schedule of Partners, as attached hereto and by this reference made a part hereof, is hereby substituted for and intended to replace any prior Exhibit 1 attached to a prior Amendment to the Partnership Agreement, and as attached hereto shall be a full and complete listing of all the general and limited partners of the Partnership as of the date of this Amendment, same being intended and hereby superceding all prior Exhibit 1 listings.

In Witness Whereof, the General Partner has executed this Amendment as of the day and year first above written.

Corporate Office Properties Trust, a
Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.

Executive Vice President

Exhibit 1 Addendum

Schedule of Partners

General Partner	Common Units of Partnership Units	Series G Preferred Units	Series H Preferred Units	Series I Preferred Units	Series J Preferred Units	Series K Preferred Units
Corporate Office Properties Trust	56,241,164	2,200,000	2,000,000		3,390,000	531,667

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	1,395,439
Clay W. Hamlin, III	96,317
LBCW Limited Partnership	1,781,107
Robert L. Denton	358,000
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	140,625
RP Investments, LLC	50,000
Denise J. Liszewski	7,333
Samuel Tang	4,389
Lawrence J. Taff	13,733
Kimberly F. Aquino	2,937
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	49,434
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sanda Juanita Blockey	10,476
Lynn Hamlin	121,411
Housing Affiliates, Inc.	4,402
Reingle Corp.	730
Joseph Tawil	2,160
The Lovejoy Trust	59,528
The Century Trust	59,528
A. Charles Wilson & Betty S. Wilson Trust	5,908
Harold & Renee Holland	4,320
Irwin Hoffman	1,880
The Rouse Family Exemption Trust	2,160
Lawrence G. Rief	2,526
David D. Jenkins	262,165
RA & DM, Inc.	2,954
Richard Alter	43,817
Donald Manekin	23,336
William Winstead	14,019
Richard Manekin	8,988
Robert Manekin	8,988
Charles Manekin	3,899
Francine Manekin	880
Sandye Sirota	5,427
Lynn Stern	880
Louis LaPenna	2,513
Jamie Deutsch	22
Kelly Alter	22

TRC Associates Limited Partnership				352,000

	61,297,892	2,200,000	2,000,000	352,000	3,390,000	531,667